UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018 (June 28, 2018)

MercadoLibre, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33647	98-0212790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Arias 3751, 7th Floor, Buenos Aires, Argentina C1430CRG
(Address of Principal Executive Offices) (Zip Code)

011-54-11-4640-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Establishment of Performance Goals under the 2018 Bonus Program

On June 28, 2018, the Board of Directors (the “Board”) of MercadoLibre, Inc. (the “Company”) established the performance goals for the Company’s bonus program for the 2018 fiscal year (the “2018 Bonus Program”). Under the 2018 Bonus Program, the bonus payout for each person who was a “named executive officer” in the Company’s proxy statement for its most recent Annual Meeting (referred to below as “NEOs”) is based on achievement of net income, net revenue and competitive net promoter score. The Board then applies an adjustment of up to + 20% or -50% to each bonus based upon the individual performance of each NEO.

The Board set each NEO’s target bonus opportunity under the 2018 Bonus Program as 115% of each NEO’s annual base salary.

Adoption of the 2018 Long Term Retention Program

On June 28, 2018, the Board approved the adoption of the 2018 Long Term Retention Program (the “2018 LTRP”) and established the target award for each NEO under the 2018 LTRP. The 2018 LTRP provides the NEOs, along with other members of senior management, with the opportunity to receive certain cash payments subject to achievement of corporate performance goals similar to those of our 2017 Bonus Program. If such performance goals are achieved, each NEO will be eligible to receive the following payments, subject to continued employment on each payment date (other than in specified circumstances):

•	16.66% of half of his or her target 2018 LTRP award annually for a period of six years (with the first payment occurring on or about March 31, 2018) (the “Annual Fixed Payment”); and

•	on each date the Company pays the Annual Fixed Payment, each NEO will also receive a payment equal to the product of (i) 16.66% of half of the NEO’s target 2018 LTRP award and (ii) the quotient of (a) the Applicable Year Stock Price (as defined below) over (b) the average closing price of the Company’s common stock on the NASDAQ during the final 60 trading days of 2017. For purposes of the 2018 LTRP, the “Applicable Year Stock Price” is the average closing price of the Company’s common stock on the NASDAQ during the final 60 trading days of the fiscal year preceding the fiscal year in which the applicable payment date occurs, for so long as our common stock is listed on the NASDAQ.

The target 2018 LTRP awards for our NEOs are set forth below:

Name	Title	Target 2018 LTRP Award*
Marcos Galperin	President & Chief Executive Officer	$5,946,400
Pedro Arnt	Executive Vice President & Chief Financial Officer	$1,120,000
Stelleo Tolda	Executive Vice President & Chief Operating Officer	$1,250,000
Osvaldo Giménez	Executive Vice President – Payments	$1,250,000
Daniel Rabinovich	Executive Vice President and Chief Technology Officer	$1,500,000

The foregoing description of the 2018 LTRP does not purport to be complete and is qualified in its entirety by reference to the full text of the 2018 LTRP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc.

Dated: July 2, 2018	By:	/s/ Pedro Arnt
	Name:	Pedro Arnt
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	MercadoLibre, Inc. 2018 Long Term Retention Program